Exhibit 99.1

FOR IMMEDIATE RELEASE
CONTACT: Paul D. Geraghty, President and CEO
PHONE: 215-513-2391

HARLEYSVILLE NATIONAL CORPORATION COMPLETES ACQUISITION OF WILLOW FINANCIAL BANCORP

Harleysville, PA – December 5, 2008- Harleysville National Corporation (NASDAQ: HNBC) announced today that it has completed the acquisition of Willow Financial Bancorp, Inc. (NASDAQ: WFBC).  Under the terms of the merger agreement, Willow Financial Bancorp has been acquired by Harleysville National Corporation and Willow Financial Bank, a $1.6 billion savings bank with 29 branch offices in Southeastern Pennsylvania, has merged with and into Harleysville National Bank.  These transactions were effective after market close today.
“Completion of the Willow Financial acquisition is consistent with our stated plan to strategically grow through disciplined in-market expansion,” said Paul D. Geraghty, President and Chief Executive Officer of Harleysville National Corporation.  “We are now the third-largest bank holding company headquartered in Southeastern Pennsylvania, and our customers will benefit from an expanded branch footprint, technological enhancements, a broader product base, and a higher legal lending limit.  The transaction drives shareholder value by providing the opportunity to deliver $15 - $20 million of synergies and accretion to earnings per share in 2009.  We welcome Willow Financial customers, shareholders, and employees to the Harleysville family.”
As part of the agreement, which maintained all Willow Financial Bank branches and corresponding front line staff, Willow offices have been rebranded as Harleysville National Bank.  Donna Coughey, President and Chief Executive Officer of Willow Financial, continues with Harleysville as Executive Vice President.  She will play a key role in the corporation’s strategic initiatives, while leading efforts to bridge relationships and drive growth within the Willow customer base and the Chester County market. Two Willow Financial Bancorp directors, James E. McErlane and John J. Cunningham, III, will join the Harleysville National Corporation Board of Directors.

With the addition of Willow Financial’s 29 branch offices, the banks’ combined customers have access to over 84 locations throughout nine counties in Pennsylvania.  Customers of both banks now have an expanded menu of products and services such as investment management, financial planning, trust and custom credit solutions offered by Harleysville National Bank’s Millennium Wealth Management division and compensation; insurance and estate planning through Cornerstone Advisors; and employee benefits plan consulting through BeneServ.  They will also have access to over 37,000 surcharge-free ATMs worldwide.
Based on the terms of the merger agreement Willow Financial shareholders will receive 0.73 shares of Harleysville National Corporation common stock for each share of Willow Financial common stock they hold.
Harleysville National Corporation was advised by Janney Montgomery Scott LLC and Bybel Rutledge LLP.  Willow Financial Bancorp's financial advisor was Sandler O'Neill and Partners, L.P. and its legal counsel was Dechert LLP.
    Harleysville National Corporation, with assets of $5.5 billion, is the holding company for Harleysville National Bank (HNB) and its division, East Penn Bank. Investment Management and Trust Services are provided through Millennium Wealth Management and Cornerstone, divisions of HNB, with assets under management of $2.7 billion. Harleysville National Corporation stock is traded under the symbol "HNBC" and is commonly quoted on the NASDAQ Global Select Market®. For more information, visit the Harleysville National Corporation Web site at http://www.hncbank.com/.

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This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand or prices for the Corporation's financial services and products may not occur, changing economic and competitive conditions, technological developments, and other risks and uncertainties, including those detailed in the Corporation's filings with the Securities and Exchange Commission.